Exhibit 10.1
Back to Form 8-K

STATE OF ILLINOIS
DEPARTMENT OF HEALTHCARE AND FAMILY SERVICES

AMENDMENT NO. 3 TO THE
CONTRACT FOR FURNISHING HEALTH SERVICES
BY A
MANAGED CARE ORGANIZATION
2007-24-005-KA3

WHEREAS, the parties to the Contract for Furnishing Health Services by a Managed Care Organization ("CONTRACT"), the Illinois Department of Healthcare and Family Services, 201 South Grand Avenue East, Springfield, Illinois 62763-0001 ("Department"), acting by and through its Director, and Harmony Health Plan of Illinois, Inc., 200 West Adams Street, Suite 800, Chicago, II 60606 ("Contractor"), desire to amend the CONTRACT; and

WHEREAS, pursuant to Article 9, Section 9.9(a) of the Contract, the Contract may be modified or amended by the mutual consent of the parties; and

WHEREAS, the Department's actuary has certified that the Contract and rates resulting from this amendment are actuarially sound;

NOW THEREFORE, the parties agree to amend the contract as follows:

1.	Article I, DEFINITIONS, of the contract is amended to add the first definition and amend the second definition as follows:

Illinois Client Enrollment Broker (ICEB) means the entity contracted by the Department to administer the day-to-day operations of the Illinois Client Enrollment Broker for clients living in the Contractor's contracting area. The day-to-day operations include conducting client enrollment activities such as mailing choice education and enrollment materials, ensuring impartial education between the clients health plan choices, assisting with selection of a "best-fit" health plan and PCP in an unbiased manner and processing requests to change health plans.

Potential Enrollee means a Participant, except one who:

•	is receiving Medical Assistance under Aid to the Aged, Blind and Disabled; as provided by Title XIX of the Social Security Act (42 U.S.C. § 1383c) and 305 ILCS 5/3-1 et seq.;

•	is under age 21 and receiving Supplemental Security Income;

•	is eligible only through the Refugee Assistance programs under Title XIX of the Social Security Act (42 U.S.C. 1396 et seq.);

•	is age 19 or older and eligible only through the State Family and Children Assistance or Transitional Assistance Programs (305 ILCS 5/6-11);
•	is receiving services from the Department of Children and Family Services;
•	is residing in a long term care facility including State of Illinois operated facilities or is residing in a Supported Living Facility;
•	has Medicare coverage under Title XVIII of the Social Security Act (42 U.S.C. 1395 et seq.);
•	has significant medical coverage through a third party;
•
is eligible only through the Medicaid Presumptive Eligibility for Pregnant Women program under Title XIX of the Social Security Act (42 U.S.C. 1396r-l) or through the Children's Presumptive Eligibility program;

•	is eligible for Medical Assistance only through meeting a spend-down obligation;
•	is eligible only through the Illinois Healthy Women program;
•	is eligible only through the Illinois Cares Rx program;
•	is eligible only through the All Kids Rebate program;
•	is receiving services under a Section 1915(c) Home and Community-Based Waiver;
•	is registered with the Department as an American Indian or Alaska Native;
•	is a non-citizen receiving only emergency Medical Assistance;
•	is identified with an "R" in the eighth position of a Case identification number;
•	is a child receiving services through the Children's Mental Health Screening, Assessment and Support Services (SASS) Program;
•	is eligible only through the Health Benefit for Persons with Breast or Cervical Cancer Program;
•	is receiving services through the Hospice Program;
•	is receiving services through the All-inclusive Care for the Elderly (PACE) Program;
•	is receiving services through the Asylee or Torture Victim Program;
•	is eligible only through the General/Transitional Adult Program;

•	is eligible only through the Department of Corrections' Inmate Program;
•	is eligible only through the Veterans Care Program; or
•	is a child under age 21 who is receiving services through the Division of Specialized Care for Children (DSCC) of the University of Illinois at Chicago.

2.             Article III, Section 3.3 (a) of the contract is amended to read as follows:

        3.3                           Enrollment Limits

            a)     The Department will limit the number of Enrollees enrolled with the Contractor by Contracting Area to a level that will not exceed its physical and professional capacity. In its determination of capacity, the Department will only consider Providers that are approved by the Department. When the capacity is reached, no further enrollments will be accepted by the Department unless termination or disenrollment of Enrollees create room for additions. The capacity limits for the Contractor are specified in Attachment I.

3.            Article IV, Section 4.1(a)&(b) of the contract is replaced as follows:

        4.1                           Enrollment Process

            (a)   The Department, acting through its agent, the ICEB, shall be responsible for enrollment of Participants. The Participant may enroll in the Contractor's plan by completing the pre-populated ICEB Client Enrollment Form that is mailed in an initial enrollment packet or upon request of a Participant, online through the ICEB website, or by calling the ICEB Client Helpline. The Contractor's Marketing personnel can assist the Participant to enroll in the Contractor's Plan through any of the following methods:

(1)
Pre-populated ICEB Client Enrollment Forms. The Contractor's Marketing personnel may assist a Participant in completing his or her pre-populated ICEB Client Enrollment Form. If Marketing personnel of the Contractor assists a Participant in completing the pre-populated Client Enrollment Form, he or she must ensure that the Participant identifies in the space provided on the enrollment form that the Participant has received assistance, and provide the name, title and ID (if applicable) of the Marketing personnel assisting the Participant in completing the form.

(2)
ICEB Online Enrollment via the ICEB Website. Marketing personnel of the Contractor may assist a Participant to enroll on the ICEB website if the Participant is present (in person) and requests assistance. Online enrollment of a Participant that is on the phone or via an enrollment form by Marketing personnel is strictly prohibited. The Contractor's Marketing personnel may assist a Participant to enroll online through the following process:

(a) Marketing personnel of the Contractor must identify if a Participant is eligible to pick a medical home.

(b)
Before assisting a Participant to enroll online, the Marketing personnel of the Contractor must ensure that the Participant has received education on and understands all of their health care choices. Marketing personnel will educate the Participant by using the ICEB Information Guide and other materials made available or approved by the Department.

(c)
Marketing personnel of the Contractor must have the Participant complete and sign the "Statement of Understanding Form" when assisting a Participant to enroll online. By completing the Statement of Understanding, the Participant is confirming that he or she has requested assistance with the online enrollment process, were told about all of their health care choices, received information on all their health care choices, understand all of their health care choices and desires to enroll the family members listed with the medical home(s) they have chosen.

(d)	The Statement of Understanding Form must be kept on file by the Contractor and the Contractor must provide the original form to the Department upon request.

(e)
If Marketing personnel of the Contractor is assisting a Participant to enroll online, the Participant must also complete the online "Assistance Information Screen" by clicking on the box marked "Yes", and completing the requested fields.

(3)
Telephone Enrollment. Marketing personnel of the Contractor may assist a Participant to enroll via the telephone. The process for Marketing personnel to assist a Participant to enroll via the telephone is as follows:

(a)	Marketing personnel of the Contractor may call the ICEB Client Helpline with the Participant present.

(b)
Marketing personnel will provide his or her name, ED number and purpose of call. The ICEB will verify his or her ID number. At that point the ICEB will request to speak directly with the Participant. The call cannot be continued on a speaker phone.

(c)	The ICEB will ask the Participant if he or she has been educated on all their health care options. If not, the ICEB will provide education on their health care options.

(d)
If the Participant states he or she has been educated on their health care options or after the ICEB provides the education and the Participant has no further questions, the ICEB will request to speak to Marketing personnel of the Contractor and confirm the enrollment and anticipated effective date of enrollment.

(e)
Marketing personnel of the Contractor must have the Participant complete and sign the "Statement of Understanding Form" when assisting a Participant to enroll via the telephone. By completing the Statement of Understanding, the Participant is confirming that he or she has requested assistance with the telephone enrollment process, was told about all of their health care choices, received information on all their health care choices, understand all of their health care choices and desires to enroll the family members listed with the medical home(s) they have chosen.

          (b) Only a Head of Case may enroll another Potential Enrollee. A Head of Case may enroll all other Potential Enrollees in his Case. An adult Potential Enrollee, who is not a Head of Case, may enroll him or herself only.

4.             Article IV, Section 4.2 of the contract is amended to read as follows:

        4.2                           Initial Coverage

Coverage shall begin as designated by the Department on the first day of a calendar month no later than three (3) calendar months from the date the enrollment is accepted by the Department's database. Enrollment other than automatic enrollment can occur only upon the Prospective Enrollee's selection of a Site, the communication of that Site by the ICEB, and acceptance of that Site by the Department.

5.	Article IV, Section 4.4(a)(4) Termination of Coverage of the contract is amended to read as follows:

(4) when an Enrollee elects to terminate coverage with the Contractor, he or she is required to contact the ICEB. Enrollees may make another health care choice at any time. The Contractor shall comply with any Department policies then in effect to promote and allow interaction between the Contractor and the Enrollee seeking disenrollment prior to the disenrollment.

6.             Article IV, Section 4.4(g) is repealed from the contract.

7.             Article V, Section 5.1(b) of the contract is amended to read as follows:

                5.1                    Services

                                               (b) Enumerated Covered Services. The Contractor shall have a sufficient number of Affiliated Providers (including Tertiary Care hospital(s) and, where appropriate, advanced practice nurses) in place to provide all of the following services and benefits (which shall be specifically included as Covered Services under this Contract) to Enrollees at all times during the term of this Contract, whenever Medically Necessary, except to the extent services are identified as excluded services pursuant to subsection (e) of this Section 5.1:

•	Assistive/augmentative communication devices;
•	Audiology services, physical therapy, occupational therapy and speech therapy;
•	Behavioral health services, including subacute alcohol and substance abuse services and mental health services, in accordance with subsection (c) hereof;
•	Blood, blood components and the administration thereof;
•	Certified hospice services;
•	Chiropractic services;
•	Clinic services (as described in 89 111. Adm. Code, Part 140.460);
•	Diagnosis and treatment of medical conditions of the eye provided by a physician;
•	Durable and nondurable medical equipment and supplies;
•	Emergency Services;
•	Family planning services;
•	Home health care services;
•	Inpatient hospital services (including dental hospitalization in case of trauma or when related to a medical condition or acute medical detoxification);
•	Inpatient psychiatric care;
•	Laboratory and x-ray services; *
•	Medical procedures performed by a dentist;
•	Nurse midwives services;
•	Nursing facility services for the first ninety (90) days;**
•	Orthotic/prosthetic devices, including prosthetic devices or reconstructive surgery incident to a mastectomy;
•	Outpatient hospital services (excluding outpatient behavioral health services);
•	Physicians' services, including psychiatric care;

•	Podiatric services;
•	Pharmaceutical products provided by an entity other than a pharmacy;
•	EPSDT Services;

•	Services to Prevent Illness and Promote Health in accordance with subsection (d) hereof;

•	Transplants covered under 89 111. Adm. Code 148.82 (using transplant providers certified by the Department, if the procedure is performed in the State); and

•	Transportation to secure Covered Services.

* The drawing of blood for lead screening shall take place within the Contractor's Affiliated facilities or elsewhere at the Contractor's expense. All laboratory tests for children being screened for lead must be sent for analysis to the Illinois Department of Public Health's laboratory.

** Contractors will be responsible for covering up to a maximum of ninety (90) days nursing facility care (or equivalent care provided at home because a skilled nursing facility is not available) annually per Enrollee. Periods in excess of ninety (90) days annually will be paid by the Department according to its prevailing reimbursement system.

8.             Article V, Section 5.1(e) of the contract is amended to read as follows:

        5.1                            Services

                                 (e) Exclusions from Covered Services. In addition to those services and benefits excluded from Covered Services by 89 111. Adm. Code, Part 140, as amended from time to time, the following services and benefits shall NOT be included as Covered Services:

                                                          (1)           Dental services;

                                                          (2)           Pharmacy services provided by a pharmacy;

                                                          (3)           All services provided by an Optometrist;

                                      (4)           Mental health clinic services as provided through a community behavioral health provider as identified in 89 111. Adm. Code 140.452 and
                     140.454 and further defined in 59 111. Adm. Code, Part 132 "Medicaid Community Mental Health Services Program."
                                      (5)           Subacute alcoholism and substance abuse treatment services as provided through a community behavioral health provider as identified in 89
                     111. Adm. Code 148.340(a) and further defined in 77 111. Adm. Code 2090.

                                          (6)           Routine examinations to determine visual acuity and the refractive state of the eye, eyeglasses, other devices to correct vision, and any associated supplies and equipment. The Contractor shall refer Enrollees needing such services to Providers participating in the HFS Medical Programs who are able to provide such services, or to a central referral entity that maintains a list of such Providers.

                                                          (7)           Nursing facility services, or equivalent care provided at home because a skilled nursing facility is unavailable, beginning on the ninety-first
                         (91st) day of service in a calendar year;

                                          (8)           Services provided in an Intermediate Care Facility for the Mentally Retarded/Developmentally Disabled and services provided in a nursing facility to mentally retarded or developmentally disabled Participants;

                                          (9)           Early intervention services, including case management, provided pursuant to the Early Intervention Services System Act (325 ILCS 20
                         et seq.):

                                          (10)         Services provided through school-based clinics as such clinics are defined by the Department;

                                                          (11)         Services provided through local education agencies that are enrolled with the Department under an approved individual education plan (IEP);

                                          (12)         Services provided under Section 1915(c) home and community-based waivers;

                                          (13)         Services funded through the Juvenile Rehabilitation Services Medicaid Matching Fund;

                                                          (14)         Services that are experimental and/or investigational in nature;

                                          (15)         Services provided by a non-Affiliated Provider and not authorized by the Contractor, unless this Contract specifically requires that such services be covered;

                                          (16)         Services that are provided without first obtaining a required referral or prior authorization as set forth in the Enrollee handbook;

                                                          (17)         Medical and/or surgical services provided solely for cosmetic purposes; and

                                                          (18)         Diagnostic and/or therapeutic procedures related to infertility/sterility.

9.             Article V, Section 5.3(g) is repealed from the contract.

10.           Article V, Section 5.3(i)(2) of the contract is amended to read as follows:

                                                          (2)          must hold a valid license or certification as issued by the State of Illinois, Department of Financial and Professional Regulation, Division of
                                         Insurance, a copy of which must be submitted to the Department prior to any Marketing personnel's engaging in Marketing activities hereunder;

11.           Article V, Section 5.4(h) is repealed from the contract.

12.           Article V, Section 5.11(a)(5)(A) of the contract is amended to read as follows:

                5.11(a)(5)               Provider Network

         (A)   PCP and Affiliated Specialists File. The Contractor shall submit to the Department or its designee, in a format and medium designated by the      Department,an electronic file of the Contractor's PCPs as detailed in Section 5.10(f).

13.           Article V, Sections 5.11(6)(G) and (I) of the contract are amended as 5.11(6)(G) and 5.11(6)(I) is repealed from the contract:

                                                 G.     Case Management Enrollees. The Contractor shall submit an electronic report of all Enrollees, including CSHCN Enrollees, who are case managed by the Contractor on a monthly basis.

14.           Article V, Section 5.26 of the contract is amended to read as follows:

                5.26                         Misrepresentation Procedures
If the Contractor receives a warm transfer call from the ICEB with the Enrollee on the phone alleging the Contractor's Marketing representatives made a Misrepresentation, the Contractor shall conduct a retention interview with the enrollee at the time the allegation is made. If during the retention interview, the Enrollee requests disenrollment from the Contractor, the Contractor shall warm transfer the client back to the ICEB for education and help choosing another health plan and PCP. The Contractor will report the Misrepresentation to the Department in accordance with 5.11(a)(4)(B).

15.           Article VII, Section 7.8(b) of the contract is amended to read as follows:

                                                 (b)   The HEDIS measures used to determine the quality performance payments are:

•         Childhood Immunization Status - Combo 3;

•         Well-Child Visits in the First 15 Months of Life - 6 or more Visits;

•         Well-Child Visits in the Third, Fourth, Fifth and Sixth Years of Life;

•        Breast Cancer Screening - Women 42-69 years, reported by two age stratifications: 42-51 years, 52-69 years and Total;

•         Cervical Cancer Screening;

•        Timeliness of Prenatal Care;

•        Use of Appropriate Medications for People with Asthma - Ages Combined; and

•         Comprehensive Diabetes Care - HbAl C Testing.

                         The Department may, in its sole discretion, revise the quality performance payment measures. The Department will notify the Contractor of such revision at least two (2) months prior to the begining of the calendar year on which the measurement will be based. Any measures used will be a subset of those listed in Exhibit A, paragraph 13.

16.	Article VII, Section 7.13 of the contract is amended to read as follows:

7.13 Medical Loss Ratio Guarantee

                                (a)     For each calendar quarter beginning July 1, 2006 during which the Contractor was under contract to the Department, if the Contractor's Medical Loss Ratio (MLR) is less than 82%, the Department may recover by deduction from future payments a percentage of the quarter's premium revenue equal to the difference between the reported MLR and 82%.

                                                (b)    Medical Loss Ratio shall be calculated by dividing total hospital and medical expenses incurred in Illinois by premium revenue paid by the Department. Premium revenue for a quarter shall be the premium revenue accrued, including Hospital Delivery Case Rate Payments. Expenses reported as Incurred But Not Reported (IBNR) shall be subject to review by the Department for actuarial soundness. All elements of reports used to calculate MLR are subject to audit by the Department. Audits may be ordered by the Department within 30 days of Departmental receipt of each quarterly report, and audits shall encompass the total subject matter of that report.

                                                (c)     Hospital and medical expenses are the incurred costs of providing direct care to Enrollees for Covered Services. Outreach and general education are not included in medical expenses.

                                                (d)     At the end of the twelve quarters ending June 2009, the Department will review the Contractor's MLR for the full twelve quarters and may recover or reconcile previous recoveries so that the Department has recovered the percentage of the total premium revenue for the twelve quarters equal to the difference between the cumulative MLR below 82%o and 82%. Reconciliation shall consist of payment by the Contractor of any difference below the annualized 82%> MLR not previously deducted, or repayment to the Contractor of deductions over the annualized 82% MLR previously made by the Department. A similar reconciliation may be performed in the event of the termination of any contractual relationship between the parties. Notwithstanding the provisions of section 7.12(b), the Department may order an audit of the reporting for the full twelve quarters within 45 days of Departmental receipt of a cumulative report of the twelve quarters.

                                    (e) The Contractor shall report all information necessary to effectuate this section pursuant to NAIC guidelines in a format and on a schedule consistent with NAIC guidelines. The Department may request additional supporting information necessary to effectuate this section, and the Contractor shall report this information to the Department in a timely manner.

17.          Article IX, Section 9.4 of the contract is amended to read as follows:

Contractor:	Keith A. Kudla President, Illinois Operations Harmony Health Plan of Illinois, Inc. 200 West Adams Street Suite 800 Chicago, II 60606 Facsimile: (312)630-2022
With copy to:	Gary M. Fitzgerald Director, Compliance and Regulatory Affairs Harmony Health Plan of Illinois, Inc. 200 West Adams Street Suite 800 Chicago, II 60606 Facsimile: (312)630-2022
Department:	Illinois Department of Healthcare and Family Services Michelle Maher, Chief Bureau of Managed Care 201 South Grand Avenue East Springfield, Illinois 62763-0001 Facsimile: (217) 524-7535

18.           Article IX, Section 9.42(b) of the contract is amended to read as follows:

                                (b)    The Contractor will provide the Department with advance notice of the Contractor's providing gifts, excluding charitable donations, given as incentives to community-based organizations in Illinois and Participants or All Kids Participants in Illinois to assist the Contractor in carrying out its responsibilities under this Contract.

19.         Article IX, Section 9.43 of the contract is amended to read as follows:

              9.43            Business for Minorities, Females and Persons with Disabilities

The Contractor certifies that it is in compliance with 30 ILCS 575 and has completed Attachment IV.

20.         Article IX, Section 9.47, the following provision is added to the contract as follows:

              9.47              Rights to Inventions

The Contractor shall provide for the rights of the Federal Government and the recipient in the performance of experimental, developmental, or research work for any resulting invention in accordance with 37 CFR part 401, "Rights to Inventions Made by Nonprofit Organizations and Small Business Firms Under Government Grants, Contracts and Cooperative Agreements," and any further regulations issued by the Department of Health and Human Services.

21.         Article IX, Section 9.48, the following provision is added to the contract as follows:

              9.48              Equal Employment Opportunity

The Contractor shall comply with E.O. 11246, "Equal Employment Opportunity," as amended by E.O. 11375, "Amending Executive Order 11246 Relating to Equal Employment Opportunity" and as supplemented by regulations at 41 CFR, part 60, "Office of Federal Contract Compliance Programs, Equal Employment, Department of Labor.

22.         Article IX, Section 9.49, the following provision is added to the contract as follows:

              9.49              Felons

If Contractor has been convicted of a felony, at least five years have passed after the date of completion of the sentence for such felony, unless no person held responsible by a prosecutor's office for the facts upon which the conviction was based continues to have any involvement with the business (30ILCS 500/50-10).

23.         Article DC, Section 9.50, the following provision is added to the contract as follows:

              9.50              Felony under Sarbanes-Oxlev Act of 2002

If Contractor, or any officer, director, partner, or other managerial agent of Contractor, has been convicted of a felony under the Sarbanes-Oxley Act of 2002, or a Class 3 or Class 2 felony under the Illinois Securities Law of 1953, at least five years have passed since the date of the conviction. Contractor further certifies that it is not barred from being awarded a contract and acknowledges that the State shall declare the Contract void if this certification is false (30 ILCS 500/50-10.5).

24.          Article IX, Section 9.51, the following provision is added to the contract as follows:

              9.51             Environmental Certification

Contractor certifies that it has not committed a willful or knowing violation of the Environmental Protection Act (relating to Civil Penalties under the Environmental Protection Act) within the last five years, and is therefore not barred from being awarded a contract. If the State later determines that this certification was falsely made by the Contractor, the Contractor acknowledges that the State may declare the Contract void (30 ILCS 500/50-14).

25.         Article IX, Section 9.52, the following provision is added to the contract as follows:

              9.52              State Prohibition of Goods from Forced Labor Act

Contractor complies with the State Prohibition of Goods from Forced Labor Act, and certifies that no foreign-made equipment, materials, or supplies furnished to the State under the Contract have been or will be produced in whole or in part by forced labor, or indentured labor under penal sanction (30 ILCS 583).

26.         Article IX, Section 9.53, the following provision is added to the contract as follows:

              9.53              State Prohibition of Goods from Child Labor Act

Contractor certifies that no foreign-made equipment, materials, or supplies furnished to the State under the Contract have been produced in whole or in part by the labor or any child under the age of 12 (30 ILCS 584).

27.	Article IX, Section 9.54, the following provision is added to the contract as follows:

9.54             Contractor (if an individual, sole proprietor, or partner) has informed the director of the Agency in writing if he/she was formerly employed by that agency and has received an early retirement incentive prior to 1993 under Section 14-108.3 or 16-133.3 of the Illinois Pension Code, 40 ILCS 5/14-108.3 and 40 ILCS 5/16-133.3, and acknowledges that contracts made without the appropriate filing with the Auditor General are not payable from the "contractual services" or other appropriation line items. Contractor has not received an early retirement incentive on or after 2002 under Section 14-108.3 or 16-133.3 of the Illinois Pension Code, 40 ILCS 5/14-108.3 and 40 ILCS 5/16-133.3, and acknowledges that contracts in violation of Section 15a of the State Finance Act are not payable from the "contractual services" or other appropriation line items (30 ILCS 105/15a).

28.	Article IX, Section 9.55, the following provision is added to the contract as follows:

9.55             Contractor certifies (i) that it will offer to assume the collective bargaining obligations of the prior employer, including any existing collective bargaining agreement with the bargaining representative of any existing collective bargaining unit or units performing substantially similar work to the services covered by the contract subject to its bid or offer, and (ii) that it shall offer employment to all employees currently employed in any existing bargaining unit performing substantially similar work that will be performed under this contract (30 ILCS 500/25-80).

29.	Article IX, Section 9.56, the following provision is added to the contract as follows:

9.56             Contractor has not been convicted of bribing or attempting to bribe an officer or employee of the State of Illinois or any other State, nor has Contractor made an admission of guilt of such conduct that is a matter of record (30ILCS 500/50-5).

30.	Article IX, Section 9.57, the following provision is added to the contract as follows:

9.57            Contractor and its affiliates are not delinquent in the payment of any debt to the State (or if delinquent has entered into a deferred payment plan to pay the debt), and Contractor and its affiliates acknowledge the State may declare the Contract void if this certification is false (30 ELCS 500/50-11) or if Contractor or an affiliate later becomes delinquent and has not entered into a deferred payment plan to pay off the debt (30 ILCS 500/50-60).

31.	Article IX, Section 9.58, the following provision is added to the contract as follows:

9.58            Contractor and all affiliates shall collect and remit Illinois Use Tax on all sales of tangible personal property into the State of Illinois in accordance with provisions of the Illinois Use Tax Act (30 ILCS 500/50-12) and acknowledges that failure to comply can result in the Contract being declared void.

32.	Article IX, Section 9.59, the following provision is added to the contract as follows:

9.59            Contractor has not paid any money or valuable thing to induce any person to refrain from bidding on a State contract, nor has Contractor accepted any money or other valuable thing, or acted upon the promise of same, for not bidding on a State contract (30 ILCS 500/50-25).

33.	Article IX, Section 9.60, the following provision is added to the contract as follows:

9.60             Contractor is not in violation of the "Revolving Door" section of the Illinois Procurement Code (30 ILCS 500/50-30).

34.	Article IX, Section 9.61, the following provision is added to the contract as follows:

9.61               Contractor will report to the Illinois Attorney General and the Chief Procurement Officer any suspected collusion or other anti-competitive practice among any bidders, offerors, contractors, proposers or employees of the State (30 ILCS 500/50-40, 50-45, 50-50).

35.	Article IX, Section 9.62, the following provision is added to the contract as follows:

9.62            In accordance with the Steel Products Procurement Act, steel products used or supplied in the performance of a contract for public works shall be manufactured or produced in the United States, unless the executive head of the procuring agency grants an exception (30 ILCS 565).

36.	Article IX, Section 9.63, the following provision is added to the contract as follows:

9.63            Contractor will, pursuant to the Drug Free Workplace Act, provide a drug free workplace and Contractor and its employees shall not engage in the unlawful manufacture, distribution, dispensation, possession or use of a controlled substance during the performance of the Contract. This certification applies to contracts of $5000 or more with individuals; and to entities with 25 or more employees (30 ILCS 580).

37.	Article IX, Section 9.64, the following provision is added to the contract as follows:

9.64            Neither Contractor nor any substantially owned affiliate is participating or shall participate in an international boycott in violation of the U.S. Export Administration Act of 1979 or the applicable regulations of the U.S. Department of Commerce. This certification applies to contracts that exceed $10,000 (30 ILCS 582).

38.	Article IX, Section 9.65, the following provision is added to the contract as follows:

9.65             Contractor complies with the Illinois Department of Human Rights Act and rules applicable to public contracts, including equal employment opportunity, refraining from unlawful discrimination, and having written sexual harassment policies (775 ILCS 5/2-105).

39.	Article IX, Section 9.66, the following provision is added to the contract as follows:

9.66             Contractor certifies that it is not in violation of Section 50-14.5 of the Illinois Procurement Code (30 ILCS 500/50-14.5) that states: "Owners of residential buildings who have committed a willful or knowing violation of the Lead Poisoning Prevention Act (410 ILCS 45) are prohibited from doing business with the State until the violation is mitigated".

40.	Article IX, Section 9.67, the following provision is added to the contract as follows:

9.67             Contractor warrants and certifies that it and, to the best of its knowledge, its subcontractors have and will comply with Executive Order No. 1 (2007). The Order generally prohibits Contractors and subcontractors from hiring the then-serving Governor's family members to lobby procurement activities of the State, or any other unit of government in Illinois including local governments if that procurement may result in a contract valued at over $25,000. This prohibition also applies to hiring for that same purpose any former State employee who had procurement authority at any time during the one-year period preceding the procurement lobbying activity.

41.	Article IX, Section 9.68, the following provision is added to the contract as follows:

9.68            Contractor has disclosed if required, on forms provided by the State, and agrees it is under a continuing obligation to disclose to the State, financial or other interests (public or private, direct or indirect) that may be a potential conflict of interest or which would prohibit Contractor from having or continuing the Contract. This includes, but is not limited to conflicts under the "Infrastructure Task Force Fee Prohibition" section of the State Finance Act (30 ELCS 105/8.40), Article 50 of the Illinois Procurement Code (30 ILCS 500/50), or those which may conflict in any manner with the Contractor's obligation under this Contract. Contractor shall not employ any person with a conflict to perform under this Contract. If any elected or appointed State officer or employee, or the spouse or minor child of same has any ownership or financial interest in the Contractor or the Contract, Contractor certifies it has disclosed that information to the State if required, on forms provided by the State, and any waiver of the conflict has been issued in accordance with applicable law and rule. A waiver is required if:

a)                the person intending to contract with the State, their spouse or child: (i) holds an elective office in Illinois; (ii) holds a seat in the Illinois General Assembly; (iii) is an officer or employee of the Capital Development Board or the Illinois Toll Highway Authority; or holds an appointed position or is employed in any of the offices or agencies of the State government and who receives compensation for such employment in excess of 60% of the salary of the Governor (currently $106,447.20). (The conflict of interest threshold of 60% of the Governor's salary set forth in Section 50-13 does not apply to elective office holders, legislators, and officers or employees of the Capital Development Board or the Illinois Toll Highway Authority.);

b)                the contract is with a firm, partnership, association or corporation in which a person referenced in a) above receives more than 7.5% of the total distributable income or an amount in excess of the salary of the Governor (currently $177,412.00;

c) the contract is with a firm, partnership, association or corporation in which a person referenced in b) above, together with their spouse or minor child, receives more than 15% in the aggregate of the total distributable income or an amount in excess of 2 times the salary of the Governor (currently $354,824.00) from the firm, partnership, association or corporation.

42.
Attachment I shall be deleted and replaced by the attached Third Amended Attachment 1. Each reference to Attachment I in the Contract shall be replaced with a reference to the Third Amended Attachment 1.

43.         Attachment IV Business Enterprise Program Contracting Goal is deleted and replaced with the attached Attachment IV.

44.
Exhibit A, Quality Assurance, Page A-12 Year 2, Effectiveness of Care: Adolescent Immunization Status HEDIS, has been revised as follows: Year 2, Effectiveness of Care: Adolescent Immunization Status HEDIS Like.

45.	Exhibit C, Summary of Required Reports and Submissions, Under Quality Assurance, Medical, the Behavioral Health report is deleted and the second Case Management Enrollees report is deleted.

46.	Attachment 1A is added to the contract to add Kane County as a contracted area, effective January 1,2009.

All other terms and conditions of the CONTRACT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto caused this agreement to amend the CONTRACT to be executed by their duly authorized representatives, effective August 1,2008.

DEPARTMENT OF HEALTHCARE & FAMILY SERVICES	CONTRACTOR
By: /s/ Barry S. Maram Barry S. Maram	By: /s/ Heath Schiesser Printed Name: Heath Schiesser
Title: Director	Title: President and CEO
Date: 1-8-09	Date: 12-18-08
Fein: 36-4050495

Third Amended Attachment 1
RATE SHEETS EFFECTIVE 8/1/08

(a)	Contractor Name:	Harmony Health Plan of Illinois, Inc.
	Address:	200 West Adams Street, Suite 800 Chicago, IL 60606-5520
(b)	Contracting Area(s) Covered by the Contractor and Enrollment Limit:

Contracting Area	Enrollment Limit
Region III - Jackson, Madison, Perry, Randolph, St. Clair, Washington and Williamson Counties	50,000
Region IV - Cook County	200,000

(c)           Total Enrollment Limit for all Contracting Areas:    250,000

(d)           Standard Capitation Rates for Enrollees, effective August 1, 2008 through July 31, 2009:*

Age/Gender Mo = month Yr = year	Region I (N.W. Illinois) PMPM	Region II (Central Illinois) PMPM	Region III (Southern Illinois) PMPM	Region IV (Cook County) PMPM	Region V (Collar Counties) PMPM
0-3Mo	$1,226.22	$992.47	$1,154.92	$1,355.78	$984.08
4Mo-lYr	129.15	132.04	156.86	147.69	139.54
2Yr-5Yr	50.09	54.05	62.70	57.13	48.27
6Yr-13Yr	42.51	48.85	53.35	42.26	39.22
14Yr-20Yr, Male	73.08	80.33	77.10	62.87	80.16
14Yr-20Y, Female	114.68	114.80	131.46	97.60	96.17
21Yr-44Yr, Male	118.12	140.20	128.69	132.50	172.80
21Yr-44Yr, Female	162.97	162.11	172.88	154.83	156.93
45Yr+ Male and Female	$234.63	$262.35	$269.66	$244.58	$263.89
* Capitation rates listed are 100% of actuarially certified rates, but only 99% will be paid in year three of the Contract in accordance with Section 7.8.

(e)          Hospital Delivery Case Rate, effective August 1, 2008 through July 31, 2009:

Hospital Delivery Case Rate (per delivery)	$3,588.79	$3,493.61	$3,675.70	$4,148.16	$3,789.80

Attachment IV

UTILIZATION PLAN AND LETTER(S) OF INTENT BETWEEN VENDOR AND BEP CERTIFIED VENDOR(S)

This section serves as a placeholder for Vendor's Utilization Plan and Letter(s) of Intent (LOIs) completed that need to be included in the Contract.

Minority, Female, Persons with Disability Status and Subcontracting

The Agency takes all necessary and reasonable steps to ensure nondiscrimination in matters relating to the solicitation and award of contracts. In addition, this section of the solicitation implements the policy and the requirements of the Business Enterprise for Minorities, Females, and Persons with Disabilities Act, 30 ILCS 575.

VENDOR ASSURANCE. The Vendor makes the following assurance and agrees to include the assurance in each subcontract that the Vendor signs with a subcontractor or supplier:

The Vendor shall not discriminate on the basis of race, color, national origin, sexual orientation or sex in the performance of this contract. Failure by the Vendor to carry out these requirements is a material breach of this contract, which may result in the termination of this contract or such other remedy, as the Agency deems appropriate.

CONTRACT GOAL TO BE ACHIEVED BY THE VENDOR. This contract includes a specific Business Enterprise Program (BEP) utilization goal of 1.2 % based on the availability of certified vendors to perform the anticipated direct subcontracting opportunities of this contract. In addition to the other award criteria established for this contract, the Agency will award this contract to a Vendor that meets the goal or makes good faith efforts to meet the goal.

CERTIFIED VENDOR LOCATOR REFERENCES. Vendors may consult CMS' BEP Certified Vendor Directory at www.sell2.illinois.gov/bep/Small and Diverse Businesses.htm. as well as the directories of other certifying agencies. Subcontracting vendors must be certified by CMS as BEP vendors before the time of contract award.

BIDDING PROCEDURES. Compliance with this Attachment is required prior to the award of the contract and the failure of the Vendor to comply will render the bid/proposal non-responsive.

The following subsections are guidelines for the Vendor's response to Attachment E and Attachment F (the Utilization Plan). A format for the Utilization Plan is included as the last two pages of this Attachment. Vendor should include any additional information that will add clarity to the Vendor's proposed utilization of certified vendors to meet the targeted goal. The Utilization Plan must be submitted in a separate, sealed envelope or container within the Offer Container.

a)
The bid/proposal as initially submitted must contain an acknowledgement of this Attachment and a verification that the Utilization Plan has been provided at the time of proposal submission. Failure to submit a Utilization Plan shall render the bid non-responsive.

b)	The Utilization Plan must demonstrate that the Vendor has either met the contract goal or that it has made good faith efforts to do so.

c)	The Utilization Plan must provide the name and contact information of the Vendor's official responsible for compliance with this Attachment.

d)	The Utilization Plan shall include, for each certified vendor proposed for the performance of work to achieve the contract goal, the following:

(1)	The name and address of each certified vendor to be used;

(2)
The name of the agency/organization that has certified the vendor as disadvantaged, minority or woman business enterprise (i.e., CMS Business Enterprise Program, Women's Business Development Center, etc.). At the time of proposal submission, the Certified Vendor may not yet be certified with CMS Business Enterprise Program; however, the Certified Vendor must meet the eligibility requirements and be fully certified in the BEP Program before contract award. (The criteria for eligibility: The business is at least 51% owned and controlled by a minority, woman, or person with disability, the owner is a U.S. citizen or resident alien, and the annual gross sales and receipts of the business are under $27 million.)

(3)	A detailed description of the commercially useful work to be done by each certified vendor;

(4)	The price to be paid to each certified vendor for the identified work specifying the quantity, unit price and total subcontract price;

(5)
A letter of intent (Attachment F) between the Vendor and the certified vendor(s) detailing the work to be performed by the certified vendor and the agreed upon rates or prices, conforming to the Utilization Plan;

(6)
If applicable, an executed Joint Venture agreement specifying the terms and conditions of the relationship between the partners and their relationship and responsibilities to the contract. The joint venture agreement must clearly evidence that the certified vendor will be responsible for a clearly defined portion of the work and that its responsibilities, risks, profits and contributions of capital and personnel are proportionate to its ownership percentage. It must include specific details related to the parties' contributions of capital, personnel and equipment and share of the costs of insurance and other items; the scopes to be performed by the certified vendor's own forces and under its supervision; and the commitment of management, supervisory personnel and operative personnel employed by the certified vendor to be dedicated to the performance of the contract. Each joint venture partner must execute the proposal to the Agency.

e)	An agreement between a Vendor and a certified vendor in which the certified vendor promises not to provide subcontracting quotations to other vendors is prohibited.

f)
The Agency may request additional information to demonstrate compliance. The Vendor agrees to cooperate promptly with the Agency in submitting to interviews, allowing entry to places of business, providing further documentation, or soliciting the cooperation of a proposed certified vendor. Failure to cooperate may render the proposal non-responsive.

g)	The goal is also applicable to change orders and allowances within the scope of work provided by the certified vendor.

h)            The contract will not be finally awarded until the Vendor's Utilization Plan is approved.

CALCULATING CERTIFIED VENDOR PARTICIPATION. The Utilization Plan documents work anticipated to be performed by all certified vendors and paid for upon satisfactory completion. The selected Vendor is only able to count toward the contract goal the value of payments made for the work actually performed by certified BEP vendors. Credit during contract performance will be given for payments to CMS certified BEP vendors. Counting guidelines are summarized below:

a)
The value of the work actually performed by the certified vendor's forces shall be counted towards the goal. The entire amount of that portion of the contract that is performed by the certified vendor's forces, including supplies purchased or equipment leased by the BEP vendor shall be counted, except supplies purchased and equipment rented from the Vendor.

b)
A joint venture shall count the portion of the total dollar value of the contract equal to the distinct, clearly defined portion of the work of the contract that the certified vendor performs with its forces toward the goal. A joint venture shall also count the dollar value of work subcontracted to other certified vendors. Work performed by the forces of a non-certified joint venture partner shall not be counted toward the goal.

c)	When a certified vendor subcontracts part of the work of its contract to another firm, the value of the subcontracted work shall be counted toward the contract goal only if the certified vendor's subcontractor is a certified vendor. Work that a certified vendor subcontracts to a non-certified vendor will not count towards the goal.

d)	A Vendor shall count towards the goal 100% of its expenditures for materials and supplies required under the contract and obtained from a certified vendor manufacturer, regular dealer or supplier.

e)	A Vendor shall count towards the goal the following expenditures to certified vendors that are not manufacturers, regular dealers or suppliers:

(1)
The fees or commissions charged for providing a bona fide service, such as professional, technical, consultant or managerial services and assistance in the procurement of essential personnel, facilities, equipment, materials or supplies required for performance of the contract, provided that the fee or commission is determined by the Agency to be reasonable and not excessive as compared with fees customarily allowed for similar services.

(2)
The fees charged for delivery of materials and supplies required by the contract (but not the cost of the materials and supplies themselves) when the hauler, trucker, or delivery service is not also the manufacturer of or a regular dealer in the materials and supplies, provided that the fee is determined by the Agency to be reasonable and not excessive as compared with fees customarily allowed for similar services. The certified vendor trucking firm must be responsible for the management and supervision of the entire trucking operation for which it is responsible on the contract, and must itself own and operate at least one fully licensed, insured and operational truck used on the contract.

(3)
The fees or commissions charged for providing any bonds or insurance specifically required for the performance of the contract, provided that the fee or commission is determined by the Agency to be reasonable and not excessive as compared with fees customarily allowed for similar services.

f)	A Vendor shall count towards the goal only expenditures to firms that perform a commercially useful function in the work of the contract.

(1)
A firm is considered to perform a commercially useful function when it is responsible for execution of a distinct element of the work of a contract and carries out its responsibilities by actually performing, managing, and supervising the work involved. The certified vendor must also be responsible, with respect to materials or supplies used on the contract, for negotiating price, determining quality and quantity, ordering the materials or supplies, and installing the materials (where applicable) and paying for the material or supplies. To determine whether a firm is performing a commercially useful function, the Agency shall evaluate the amount of work subcontracted, whether the amount the firm is to be paid under the contract is commensurate with the work it is actually performing and the credit claimed for its performance of the work, industry practices, and other relevant factors.

(2)
A certified vendor does not perform a commercially useful function if its role is limited to that of an extra participant in a transaction or contract through which funds are passed in order to obtain certified vendor participation. In determining whether a certified vendor is such an extra participant, the Agency shall examine similar transactions,  particularly those  in  which  certified vendors  do  not participate, and industry practices.

g)
A Vendor shall not count towards the goal expenditures that are not direct, necessary and proximately related to the work of the contract. Only the amount of sendees or goods that are directly attributable to the performance of the contract shall be counted. Ineligible expenditures include general office overhead or other Vendor support activities.

GOOD FAITH EFFORT PROCEDURES. If the Vendor cannot meet the goal, the Vendor must document in the Utilization Plan its good faith efforts that could reasonably have been expected to meet the goal The Agency will consider the quality, quantity, and intensity of the Vendor's efforts.

a)
The following is a list of types of action that the Agency will consider as evidence of the Vendor's good faith efforts to meet the goal. Other factors or efforts brought to the attention of the Agency may be relevant in appropriate cases.

(1)
Soliciting through all reasonable and available means (e.g., attendance at pre-bid meetings, advertising and/or written notices) the interest of all certified vendors that have the capability to perform the work of the contract. The Vendor must solicit this interest within sufficient time to allow the certified vendors to respond to the solicitation. The Vendor must determine with certainty if the certified vendors are interested by taking appropriate steps to follow up initial solicitations and encourage them to bid.

(2)
Selecting portions of the work to be performed by certified vendors in order to increase the likelihood that the goal will be achieved. This includes, where appropriate, breaking out contract work items into economically feasible units to facilitate certified vendor participation, even when the Vendor might otherwise prefer to perform these work items with its own forces.

(3)
Providing interested certified vendors with adequate information about the plans, specifications, and requirements of the contract in a timely manner to assist them in responding promptly to the solicitation.

(4)
Making a portion of the work available to certified vendors and selecting those portions of the work or material needs consistent with their availability, so as to facilitate certified vendor participation.

(5)	a.
Negotiating in good faith with interested certified vendors.   Evidence of such negotiation includes the names, addresses, and telephone numbers of certified vendors that were considered; a description of the information provided regarding the plans and specifications for the work selected for subcontracting and evidence as to why additional agreements could not be reached for certified vendors to perform the work.

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b.
A Vendor using good business judgment will consider a number of factors in negotiating with certified vendors and will take a firm's price and capabilities into consideration. However, the fact that there may be some additional costs involved in finding and using certified vendors is not in itself sufficient reason for a Vendor's failure to meet the goal, as long as such costs are reasonable. Also, the ability or desire of a Vendor to perform the work of a contract with its own organization does not relieve the Vendor of the responsibility to make good faith efforts. Vendors are not, however, required to accept higher quotes from certified vendors if the price difference is excessive or unreasonable.

(6)
Thoroughly investigating the capabilities of certified vendors and not rejecting them as unqualified without sound reasons. The certified vendor's memberships in specific groups, organizations, or associations and political or social affiliations are not legitimate causes for the rejection or non-solicitation of bids in the Vendor's efforts to meet the goal.

(7)	Making efforts to assist interested certified vendors in obtaining lines of credit or insurance as required by the Agency, the Vendor or to perform the scope of work.

(8)	Making efforts to assist interested certified vendors in obtaining necessary equipment, supplies, materials, or related assistance or services.

(9)
Effectively using the services of available minority/women community organizations; minority/women vendors' groups; local, state, and federal minority/women business assistance offices; and other organizations that provide assistance in the recruitment and placement of certified vendors.

b)	In evaluating the Vendor's good faith efforts, the good faith efforts of other vendors to meet the goal on this solicitation or similar contracts may be considered.

c)
If the Agency determines that the Vendor has made good faith efforts to meet the goal, the Agency will award the contract provided that the Vendor is otherwise eligible for award. If the Agency determines that the Vendor has not made good faith efforts, the Agency will notify the Vendor of that preliminary determination. The preliminary determination shall include a statement of reasons why good faith efforts have not been found, and may include additional good faith efforts that the Vendor could take. The Vendor shall have 5 business days to make the suggested good faith efforts and any other additional good faith efforts to meet the goal. The Vendor shall submit an amended Utilization Plan if additional certified vendor commitments to meet the goal are secured. If additional certified vendor commitments sufficient to meet the goal are not secured, the Vendor shall report the final good faith efforts made in the time allotted. All additional efforts taken by the Vendor will be considered. If the Agency determines that good faith efforts have not been made, it will notify the Vendor in writing of the reasons for its determination within 5 business days of receipt of the final Utilization Plan.

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CONTRACT COMPLIANCE. Compliance with this Attachment is an essential part of the contract. The following administrative procedures and remedies govern the Vendor's compliance with the contractual obligations established by the Utilization Plan. After approval of the Plan and award of the contract, the Utilization Plan becomes part of the contract. If the Vendor did not succeed in obtaining enough certified vendor participation to achieve the goal, and the Utilization Plan was approved and contract awarded based upon a determination of good faith, the total dollar value of certified vendor work calculated in the approved Utilization Plan as a percentage of the awarded contract value shall become the contract goal.

a)            The Utilization Plan may not be amended without the Agency's prior written approval.

b)
The Vendor may not make changes to its contractual BEP certified vendor commitments or substitute BEP certified vendors without the prior written approval of the Agency. Unauthorized changes or substitutions, including performing the work designated for a certified vendor with the Vendor's own forces, shall be a violation of this Attachment and a breach of the contract, and shall be cause to terminate the contract, and/or seek other contract remedies or sanctions. The facts supporting the request for changes must not have been known nor reasonably should have been known by the parties prior to entering into the subcontract. The Vendor must negotiate with the certified vendor to resolve the problem. Where there has been a mistake or disagreement about the scope of work, the certified vendor can be substituted only where agreement cannot be reached for a reasonable price or schedule for the correct scope of work.

c)            Substitutions of a certified vendor shall be permitted under the following circumstances:

(1)            Unavailability after receipt of reasonable notice to proceed;

(2)            Failure of performance;

(3)            Financial incapacity;

(4)            Refusal by the certified vendor to honor the bid or proposal price or scope;

(5)	Material mistake of fact or law about the elements of the scope of work of a solicitation where a reasonable price cannot be agreed;
(6)            Failure of the certified vendor to meet insurance, licensing or bonding requirements;

(7)            The certified vendor's withdrawal of its bid or proposal; or

(8)            Decertification of the certified vendor.

d)
If it becomes necessary to substitute a certified vendor or otherwise change the Utilization Plan, the Vendor must notify the Agency in writing of the request to substitute a certified vendor or otherwise change the Utilization Plan.   The request must state specific reasons for the substitution or change. The Agency will approve or deny a request for substitution or other change in the Utilization Plan within 5 business days of receipt of the request.

25

e)
Where the Vendor has established the basis for the substitution to the Agency's satisfaction, it must make good faith efforts to meet the contract goal by substituting a certified vendor. Documentation of a replacement vendor, or of good faith efforts to replace the certified vendor, must meet the requirements of the initial Utilization Plan. If the goal cannot be reached and good faith efforts have been made, the Vendor may substitute with a non-certified vendor.

f)
If a Vendor plans to hire a subcontractor for any scope of work that was not previously disclosed in the Utilization Plan, the Vendor must obtain the approval of the Agency to modify the Utilization Plan and must make good faith efforts to ensure that certified vendors have a fair opportunity to bid on the new scope of work.

g)	A new subcontract must be executed and submitted to the Agency within 5 business days of the Vendor's receipt of the Agency's approval for the substitution or other change.

h)
The Vendor shall maintain a record of all relevant data with respect to the utilization of certified vendors, including but without limitation, payroll records, invoices, canceled checks and books of account for a period of at least 5 years after the completion of the contract. Full access to these records shall be granted by the Vendor upon 48 hours written demand by the Agency to any duly authorized representative thereof, or to any municipal, state or federal authorities. The Agency shall have the right to obtain from the Vendor any additional data reasonably related or necessary to verify any representations by the Vendor. After the performance of the final item of work or delivery of material by a certified vendor and final payment to the certified vendor by the Vendor, but not later than 30 calendar days after such payment, the Vendor shall submit a statement confirming the final payment and the total payments made to the BEP vendor under the contract.

i)	The Agency will periodically review the Vendor's compliance with these provisions and the terms of its contract. Without limitation, the Vendor's failure to comply with these provisions or its contractual commitments as contained in the Utilization Plan, failure to cooperate in providing information regarding its compliance with these provisions or its Utilization Plan, or provision of false or misleading information or statements concerning compliance, certification status or eligibility of certified vendors, good faith efforts or any other material fact or representation shall constitute a material breach of this contract and entitle the Agency to declare a default, terminate the contract, or exercise those remedies provided for in the contract or at law or in equity.

j)	The Agency reserves the right to withhold payment to the Vendor to enforce these provisions and the Vendor's contractual commitments. Final payment shall not be made on the contract until the Vendor submits sufficient documentation demonstrating compliance with its Utilization Plan.

26

Utilization Plan
Response to Attachment E

The following Utilization Plan is Harmony Health Plan of Illinois, Inc.'s response to Attachment E - Minority, Female, Persons with Disability Status and Subcontracting and is submitted as part of our proposal.

Harmony Health Plan of Dlinois, Inc. makes the following assurance and agrees to include the assurance in each subcontract with a subcontractor or supplier utilized on this contract: We shall not discriminate on the basis of race, color, national origin, sexual orientation or sex in the performance of this contract. Failure to carry out these requirements is a material breach of this contract, which may result in the termination of this contract or such other remedy, as the Agency deems appropriate.

We acknowledge the requirements of Attachment E, Minority, Female, Persons with Disability Status and Subcontracting, and are submitting this Utilization Plan with the proposal.

We understand that compliance with Attachment E is an essential part of this contract and that the Utilization Plan will become a part of the contract, if awarded.

Vendor's person responsible for compliance with Attachment E:

Name: Gary Fitzgerald ______________________________
Title: Director, Regulatory Affairs and Compliance_________
Telephone: (312) 516-4985__________extension N/A
Email: gary.fitzgerald@wellcare.com___________________

We submit one (1) of the following statements:

☐	We are certified (or are eligible and have applied to be certified) with BEP and plan to fully meet the BEP utilization goal through self-performance.
☐	We attach Section I, to demonstrate our Plan fully meets the BEP utilization goal of % through subcontracting.
☒	We attach Section I, to detail that we do not fully meet the BEP utilization goal of 1.2%. We also attach Section II, Demonstration of Good Faith Efforts.

Section I
Utilization of Certified Vendors

(Please submit a separate Section I for each proposed certified vendor.)

To achieve the BEP utilization goal through subcontracting, the following is proposed:

(1)	The proposed certified vendor's company name and address:
Barbara Staples King
P.O. Box 23792
Belleville. LL 62223

At the time of submission, the above certified vendor is:

☒ Certified with the CMS Business Enterprise Program (BEP)
☐ Meets the criteria and has submitted an application for certification with BEP (BEP certification must be completed before contract award)
☐ Certified as a disadvantaged, minority, or woman business enterprise with the following governmental agency or private organization: (BEP certification must be completed before contract award)

(2)	A detailed description of the commercially useful work to be done by this certified vendor is as follows:
Provision of extended housing for Harmony employees while conducting business in Springfield. EL.

(3)
The total estimated cost to the state for this contract is $165 M. The portion of the contract which will be subcontracted to this certified vendor is $ 4,050, or .002% of the total cost of the contract.

(4)
A notarized signed letter of intent between Harmony Health Plan of Illinois, Inc. and Barbara Staples King detailing the work to be performed by the certified vendor and the agreed upon rates or prices, conforming to the Utilization Plan will be included as Attachment F.

(5)	A joint venture agreement is not required, as the arrangement between Harmony Health Plan of Illinois, Inc. and Barbara Staples King is that of contractor/sub-contractor and not a joint venture.

OR,

A joint venture agreement between N/A and N/A is included in lieu of Attachment F.

(6)	The Vendor has not prohibited or otherwise limited Barbara Staples King from providing subcontractor quotes to other potential bidders/vendors.

We understand that the Agency may require additional information to verify our compliance and we agree to cooperate immediately in submitting to interviews, allowing entry to any of our office locations, providing further documentation, or soliciting the cooperation of our proposed certified vendor. We will maintain appropriate records relating to our utilization of the certified vendor including: invoices, cancelled checks, books of account, and time records.

Section II
Demonstration of Good Faith Efforts to Achieve BEP Subcontracting Goal

If the BEP subcontracting goal was not achieved, the Good Faith Efforts checklist (Section II A) and contacts log (Section IIB) must be submitted with the solicitation response (or as otherwise specified by CMS). Failure to do so may render the Vendor's solicitation response non-responsive and cause it to be rejected, or render the Vendor ineligible for contract award, at CMS' sole discretion. The Vendor will promptly provide evidence in support of its Good Faith Efforts to CMS upon request.

Section IIA
Good Faith Efforts Checklist

Insert on each line below the initials of the authorized Vendor representative who is certifying on behalf of the Vendor that the Vendor has completed the activities described below. If any of the items below were not completed, attach a detailed written explanation why each such item was not completed. If any other efforts were made to obtain BEP participation in addition to the items listed below, attach a detailed written explanation.

_*_Identified portions of the project work capable of performance by available BEP vendors, including, where appropriate, breaking out contract work items into economically feasible units to facilitate BEP participation even when the Vendor could perform those scopes with its own forces.

_*_ Solicited through reasonable and available means (e.g., written notices, advertisements) BEP vendors to perform the types of work that could be subcontracted on this project, within sufficient time to allow them to respond.

_*_ Provided timely and adequate information about the plans, specifications and requirements of the contract. Followed up initial solicitations to answer questions and encourage BEP vendors to submit proposals or bids.

_*_ Negotiated in good faith with interested BEP vendors that submitted proposals or bids and thoroughly investigated their capabilities.

_*_ Made efforts to assist interested BEP vendors in obtaining bonding, lines of credit, or insurance as may be required for performance of the contract (if applicable).

_*_ Utilized resources available to identify available certified vendors, including but not limited to BEP assistance staff; local, state and federal minority or women business assistance offices; and other organizations that provide assistance in the recruitment and placement of diverse businesses.

_*_ Harmony will use good faith efforts throughout this contract term to accomplish these items where necessary to meet its goal.

Section IIB
Good Faith Efforts Contacts Log for Soliciting
BEP Sub-consultant, Subcontractor or Supplier Participation

Use this form to document all contacts and responses (telephone, e-mail, fax, etc.) regarding the solicitation of BEP sub-consultants, subcontractors and suppliers. Duplicate as needed. (It is not necessary to show contacts with certified vendors with which the Vendor reached an agreement to participate on this project, as shown on Section I of this Plan.)

Name of eligible vendor firm	Date and method of contact	Scope of work solicited	Reason agreement was not reached
MTM Transportation	September, 2008- telephone.	Covered transportation services to enrollees.	Current subcontractor - encouraging it to become certified through CMS.

Attachment F - Letter of Intent (LOI)
Between Prime Vendor and Certified Vendor

Instructions. The responsive bidder is required to submit this signed and notarized Letter of Intent (LOI) from each certified vendor identified on the Utilization Plan. LOIs must be submitted with the proposal. LOIs must be notarized by both parties. Submit a separate LOI for each proposed certified vendor. The amount and scope of work indicated on each LOI shall be the actual amount indicated on the Utilization Plan submitted with the bid and approved by the Agency.

Changes to the Utilization Plan including substitution of certified vendors are permitted only after award of the contract and only with prior written approval of the Agency. A request for changes to the Utilization Plan must be submitted on the Request for Change of Utilization Plan Form for all levels of subcontracting. LOIs must be submitted for all additions of certified vendors to the Utilization Plan prior to the start of work.

Name of Prime Vendor: Harmony Health Plan of Illinois. Inc.
Address: 200 West Adams Street                                                                       Chicago                                                        IL                                                                    60606
                               Street                                                                                           City                                                            State                                                                 Zip Code

Telephone: (312) 630-2025___________________________________________________Fax: (312) 630-2022. Email: gary.fitzgeratd@wellcare.com___________________________

Name of Certified Vendor: Barbara Staples King
Address; P.0, Box 23792                                                                                       Belleville                                                       IL                                                                    62223
                                Street                                                                                          City                                                            State                                                                 Zip Code

Telephone: (618)397-0558                                                                                                                       Fax: (618) 397-3538  Email: staplesbkl@aol.com

Project Name Voluntary Managed Care
Project/Solicitation Number: Contract for Furnishing Health Services by a MCO_______________________________________________________________________________

Type of agreement: ☒ Services                                                                            ☐ Supplies                                                                ☐ Both Services/Supplies

Type of payment: ☐ Lump Sum                                                                            ☐ Hourly Rate                                                          ☒ Unit Price

Period of Performance: 8/1/08 - 7/31/09

Proposed Contract Amount $ Approximately $165 M
Proposed Subcontract Amount $ 4,050
Description of work to be performed by certified vendor:

Provision of extended housing services for Harmony employees while conducting business in Springfield, IL.
15

List the governmental agency or private organization with whom the certified vendor is currently certified as a disadvantaged, minority, or woman business enterprise.
CMS

The prime vendor and the certified vendor above hereby agree that upon the execution of a contract for the above-named project between the prime vendor and Central Management Services, the certified vendor will perform the scope of work for the price as indicated above.

Prime Vendor (Company Name and D/B/A):	Certified Vendor (Company Name and D/B/A)
Harmony Health Plan of Illinois, Inc.	Barbara Staples King
/s/ Heath Schiesser Signature	(In process) /s/ Barbara Staples King Signature
Heath Schiesser Printed Name	Barbara Staples King Printed Name
Title: President and CEO Date: 10/17/08	Title: Owner Date: 10.11.08
Subscribed and sworn before me this 17 day of October, 2008	Subscribed and sworn before me this 11 day of October, 2008
/s/ Erika Lema Notary Public	(In process) Michael R. Kelly Notary Public
My Commission expires: 11/18/09	My Commission expires: 2-6-2010
NOTARY STAMP	NOTARY STAMP

16

EXHIBIT C

SUMMARY OF REQUIRED REPORTS AND SUBMISSIONS

Report names, information submission requirements and corresponding frequencies are listed herein. These shall be due to the Department no later than thirty (30) days after the close of the reporting period unless otherwise stated. Reports and submissions include hard copy reports and/or any electronic medium as designated by the Department.

Report frequencies are defined as follows:

Annually	-	The State fiscal year of July 1 – June 30.
Quarterly	-	The last day of the fiscal quarter grouped as: J/A/S (1st qtr), O/N/D (2nd qtr), J/F/M (3rd qtr), and A/M/J (4th qtr).
Monthly	-	The last day of a calendar month.

Name of Report/Submission	Frequency	HFS Prior Approval
Administrative Disclosure Statements	Initially, Annually, on request and as changes occur	No
Encounter Data Report	At least monthly	No
Financial Reports	Concurrent with submissions to Department of Financial and Professional Regulation	No
Report of Transactions with Parties of Interest	Annually	No
Electronic Data Certification	Monthly, no later than 5 days after the close of the reporting month	No
Enrollee Materials
Certification or Document of Coverage and Any Changes or Amendments	Initially and as revised	Yes
Enrollee Handbook	Initially and as revised	Yes
Identification Card	Initially and as revised	Yes

Name of Report/Submission	Frequency	HFS Prior Approval
Provider Directory	Initially and annually	Yes (only initially)
Fraud/Abuse Fraud and Abuse Report	Immediately upon identification or knowledge of suspected Fraud or Abuse; and quarterly as specified in Section 5.25.	N/A

Marketing Marketing Allegation Investigation Disclosure	Monthly, on the first day of each month	No
Marketing Allegation Notification	Weekly	No
Marketing Gifts and Incentives	Initially and upon request	Yes
Marketing Materials	Initially and as revised	Yes
Marketing Plans and Procedures	Initially and as revised	Yes
Marketing Representative Listing	Monthly, on the first day of each month	No
Marketing Representative Termination Notification	As they occur	No
Marketing at Site Permission Statement	Annually	No
Marketing at Site Schedule	Monthly, on the first day of each month, and as revised	No
Marketing Schedule at Retail Locations	Monthly, on the first day of each month, and as cancellations occur during the month	No
Marketing Training Materials	Initially and as revised	Yes

Name of Report/Submission	Frequency	HFS Prior Approval
Marketing Training Schedule and Agenda	Quarterly, 2 weeks prior to the beginning of each quarter, and as revised	No
Provider Network
PCP and Affiliated Specialist file (electronic)	Monthly and daily updates only when changes occur	Yes
Affiliated Hospital file (electronic)	Monthly	Yes
Enrollee Site Transfer	As each occurs	No
New Site Provider Affiliation File (electronic)	Initially, and as new sitesPCPs are added	Yes
Provider Affiliation with Site Report	Monthly, on the first day of each month	No
Site/PCP Approvals (paper format-A&B forms)	Initially, and as new sites/PCPs are added	Yes
Site Terminations	As each occurs	No.
Quality Assurance/Medical
Grievance Procedures	Initially and as revised	Yes
PCP Ratio Report	Quarterly	N/A
QA/UR/PR Annual Report	Annually, no later than 60 days after close of reporting period	N/A
QA/UR/PR Committee Meeting Minutes	Quarterly	No
Quality Assurance, Utilization Review and Peer Review Plan (includes health education plan)	Initially and as revised	Yes

Name of Report/Submission	Frequency	HFS Prior Approval
Summary of Grievances or Appeals and Resolutions and External Independent Reviews and Resolutions	Quarterly	N/A
Case Management Enrollees	Monthly, no later than 5 days after the close of the reporting month	No
Case Management Program Report	Initially and annually	Yes
CSHCN Program Report	Initially and annually	Yes
Subcontracts and Provider Agreements
Copies of Executed Subcontractor Agreements	Upon request	N/A
Model Subcontractor Agreements	Initially and as revised	N/A

Attachment 1A

RATE SHEETS EFFECTIVE 1/1/09

(a)	Contractor Name: Address:	Harmony Health Plan of Illinois, Inc. 200 West Adams Street, Suite 800 Chicago, EL 60606-5520

(b)        Contracting Area(s) Covered by the Contractor and Enrollment Limit:

Contracting Area	Enrollment Limit
Region V -Kane County	15,000

(d)        Total Enrollment Limit for all Contracting Areas:     15,000

(d)        Standard Capitation Rates for Enrollees, effective January 1, 2009 through July 31, 2009:*

Age/Gender Mo = month Yr = year	Region I (N.W. Illinois) PMPM	Region II (Central Illinois) PMPM	Region III (Southern Illinois) PMPM	Region IV (Cook County) PMPM	Region V (Collar Counties) PMPM
0-3Mo	$1,226.22	$992.47	$1,154.92	$1,355.78	$984.08
4Mo-lYr	129.15	132.04	156.86	147.69	139.54
2Yr-5Yr	50.09	54.05	62.70	57.13	48.27
6Yr-13Yr	42.51	48.85	53.35	42.26	39.22
14Yr-20Yr, Male	73.08	80.33	77.10	62.87	80.16
14Yr-20Y, Female	114.68	114.80	131.46	97.60	96.17
21Yr-44Yr, Male	118.12	140.20	128.69	132.50	172.80
21Yr-44Yr, Female	162.97	162.11	172.88	154.83	156.93
45Yr+ Male and Female	$234.63	$262.35	$269.66	$244.58	$263.89
* Capitation rates listed are 100% of actuarially certified rates, but only 99% will be paid in year three of the Contract in accordance with Section 7.8.

(e)                  Hospital Delivery Case Rate, effective January 1, 2009 through July 31, 2009:

Hospital Delivery Case Rate (per delivery)	$3,588.79	$3,493.61	$3,675.70	$4,148.16	$3,789.80